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                                                                    Exhibit 23.3

[letterhead]

December 18, 1998

Board of Directors
First Federal Bankshares, Inc.
First Federal Bankshares, M.H.C.
First Federal Savings Bank of Siouxland
329 Pierce Street
Sioux City, IA  51101

Gentlemen:

We hereby consent to the use of our firm's name in the Application for Conversion of First Federal Bankshares, M.H.C., the mutual holding company for First Federal Savings Bank of Siouxland, Sioux City, Iowa, and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H-(e)3 for First Federal Bankshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of First Federal Bankshares, Inc.

                                              Sincerely,
                                              RP FINANCIAL, LC.

                                              /s/ James J. Oren
                                              ---------------------
                                              James J. Oren
                                              Senior Vice President